Exhibit 99.1

PRESS RELEASE

Majesco Announces Fiscal 2017 Year-End Financial Results

Year on Year Revenue up 7.5%

Profitability Improves with Adjusted EBITDA Margin at 5.0%

Cloud Business grows 17.3%

Morristown, NJ – May 2, 2017 - Majesco, a global provider of core insurance software and consulting services for insurance business transformation, today announced its financial results for the fiscal 2017 fourth quarter and fiscal year ended March 31, 2017.

“During Fiscal 2017, we experienced a distinct shift in preference by insurance carriers for fast, nimble and flexible engagements along with pay as you grow model as opposed to long and expensive modernization programs,” stated Ketan Mehta, CEO and Co-Founder. “At Majesco, we have taken proactive steps to lead this trend and transition our traditional on-premise business model to a cloud based operating model. Our year-over-year revenue increased by 7.5%. Our cloud business grew by 17.3% during the year and four out of our last six platform deals were on the cloud. “While we transformed our business and invested in developing a market leading cloud based business platform, we proactively managed our financial model and improved adjusted EBITDA for the fifth consecutive quarter. Adjusted EBITDA increased by 450 basis points from 0.5% of revenue for the fiscal year ended March 31, 2016 to 5.0% of revenue for the fiscal year ended March 31, 2017. .

“I am also pleased that during the year, 15 of our clients successfully went into production on our platform. The growth opportunity in the insurance technology market is significant and the investments we made during fiscal 2017 improved our competitiveness. As a result, we are optimistic to reaccelerate the deal momentum in in fiscal 2018,” concluded Mr. Mehta.

Financial Highlights

For the fourth quarter ended March 31, 2017

•	Revenue for the fourth quarter ended March 31, 2017 decreased to $28.2 million as compared to $32.3 million in the corresponding quarter of last year. The 12.7% decrease during the quarter was due a number of traditional P&C programs moving from implementation to support mode, subscription based programs with lower implementation revenues replacing them and the reprioritization of a large program in L&A in September 2016

•	Gross profit was $13.4 million (47.6% of revenue) for the fourth quarter ended March 31, 2017, compared to $14.4 million (44.7% of revenue) for the quarter ended March 31, 2016. The increase in gross profit margin was due to improved operating efficiencies and year end incentive provisions.

•	Research and development (R&D) expenses were $4.2 million (15.0% of revenue) during the fourth quarter ended March 31, 2017 as compared to $4.6 million (14.3% of revenue) during the quarter ended March 31, 2016.

•	SG&A expenses were $9.4 million (33.5% of revenue) during the fourth quarter ended March 31, 2017 as compared to $10.5 million (32.6% of revenue) for the quarter ended March 31, 2016.

•	Adjusted EBITDA for the fourth quarter ended March 31, 2017 was $1.6 million (5.7% of revenue) as compared to a negative $0.4 million (1.3% of revenue) for the quarter ended March 31, 2016.

•	Net loss for the fourth quarter ended March 31, 2017 was $0.8 million, or $(0.02) per share as compared to a net loss of $1.5 million, or $(0.04) per share, for the quarter ended March 31, 2016.

EBITDA and Adjusted EBITDA are non-GAAP measures. Reconciliation tables of EBITDA and Adjusted EBITDA as used in this press release to GAAP are included in the financial section of this press release.

For the fiscal year ended March 31, 2017

•	Revenue for the fiscal year ended March 31, 2017 increased 7.5% to $121.8 million as compared to $113.3 million in the corresponding period of last year. The growth was primarily driven by the addition of Cover-All business and revenues from expanding relationships with P&C customers through upsell and cross sell opportunities.

•	Gross profit was $58.3 million (47.9% of revenue) for the fiscal year ended March 31, 2017, compared to $50.5 million (44.5% of revenue) for the fiscal year ended March 31, 2016. The increase in gross margin was primarily due to the combination of a higher revenue base and improved operating efficiencies.

•	Research and development (R&D) expenses were $17.2 million (14.1% of revenue) during the fiscal year ended March 31, 2017 as compared to $16.3 million (14.4% of revenue) during the fiscal year ended March 31, 2016. The increased expense was in line with the company’s R&D roadmap for both P&C and L&A business.

•	SG&A expenses were $41.3 million (33.9% of revenue) during the fiscal year ended March 31, 2017 as compared to $38.2 million (33.7% of revenue) for the fiscal year ended March 31, 2016.

•	Adjusted EBITDA for the fiscal year ended March 31, 2017 was $6.1 million (5.0% of revenue) as compared to $0.6 million (0.5% of revenue) for the fiscal year ended March 31, 2016.

•	Net loss for the fiscal year ended March 31, 2017 was $0.9 million, or ($0.02) per share, as compared to net loss of $3.6 million, or $(0.10) per share, for the fiscal year ended March 31, 2016.

EBITDA and Adjusted EBITDA are non-GAAP measures. Reconciliation tables of EBITDA and Adjusted EBITDA as used in this press release to GAAP are included in the financial section of this press release.

Balance Sheet

•	Majesco had cash and cash equivalents of $12.5 million at March 31, 2017, compared to $6.2 million at March 31, 2016, and $19.5 million as at December 31, 2016.

•	Total debt at March 31, 2017 was $12.6 million, compared to $13.8 million at March 31, 2016 and $17.2 million as at December 31, 2016.

•	DSO’s were 67 days at March 31, 2017 as compared to 69 days in the previous quarter ended December 31, 2016.

Other Highlights

•	Some of the key wins of the Company during the fourth quarter of 2017 were as follows:

o	The IMT Group selected Majesco Billing in the Cloud as their enterprise solution supporting all personal and commercial lines of business.

o	A tier 1 insurer expanded their focus from commercial to personal property lines of business for their direct business on Majesco CloudInsurer.

o	A tier 2 specialty insurer renewed its application management services agreement with Majesco for three years to support a number of key operational systems.

o	A tier 1 insurer selected Majesco as their strategic partner for the multi-year modernization program where the insurer will leverage Majesco’s enterprise consulting services and the business transformation framework, application development & management services and the technical reference architecture, and testing services with the automation test framework and testing repository to support the vision laid out by the company for their underwriting and policy platform.

•	The strategic relationship with IBM has successfully kicked off the inception work with a Tier 1 insurer specifically on the platform as a service insurance initiative that IBM announced in October 2016.

•	Our customer, New York Life, was selected as a Celent Model Insurer for the Digital and omni-channel category for their implementation of Majesco DigitalConnect and Majesco Rating, for their Group Membership Association Division (GMAD).

•	The 12-month order backlog at March 31, 2017 was $64.0 million as compared to $62.1 million at December 31, 2016.

Conference Call and Webcast Information

Management of Majesco will conduct a live teleconference to discuss Majesco’s fiscal 2017 fourth quarter and full year financial results at 4:30 p.m. ET on Tuesday, May 2, 2017. Anyone interested in participating should call 888-208-1814 if calling from the U.S., or 719-457-2600 if dialing internationally. A replay will be available until May 16, 2017, which can be accessed by dialing 844-512-2921 within the U.S. and 412-317-6671 if dialing internationally. Please use passcode 1483283 to access the replay.

In addition, the call will be webcast and will be available on the Company’s website at www.majesco.com or by visiting http://public.viavid.com/index.php?id=124021.

Use of Non-GAAP Financial Measures

In evaluating our business, we consider and use EBITDA as a supplemental measure of operating performance. We define EBITDA as earnings before interest, taxes, depreciation and amortization. We present EBITDA because we believe it is frequently used by securities analysts, investors and other interested parties as a measure of financial performance. We define Adjusted EBITDA as EBITDA before one-time non-recurring costs related to the merger with Cover-All Technologies and the listing of the Majesco common stock on the NYSE-MKT in connection with the merger, and stock-based compensation.

The terms EBITDA and Adjusted EBITDA are not defined under U.S. generally accepted accounting principles, or U.S. GAAP, and are not a measure of operating income, operating performance or liquidity presented in accordance with U.S. GAAP. EBITDA and Adjusted EBITDA have limitations as an analytical tool, and when assessing Majesco’s operating performance, investors should not consider EBITDA or Adjusted EBITDA in isolation, or as a substitute for net income (loss) or other consolidated income statement data prepared in accordance with U.S. GAAP. Among other things, EBITDA and

Adjusted EBITDA do not reflect our actual cash expenditures. Other companies may calculate similar measures differently than Majesco, limiting their usefulness as comparative tools. We compensate for these limitations by relying on U.S. GAAP results and using EBITDA and Adjusted EBITDA only supplementally.

About Majesco

Majesco enables insurance business transformation for approximately 150 global customers by providing technology solutions which include software products, consulting and IT services. Our customers are carriers from the Property and Casualty, Life, Annuity and Group insurance segments worldwide. Majesco delivers proven software solutions and IT services in the core insurance areas such as policy administration, billing, claims, distribution and analytics.

For more information, please visit us on the web at www.majesco.com, or call 1-973-461-5200.

Cautionary Language Concerning Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act. These forward-looking statements are made on the basis of the current beliefs, expectations and assumptions of management, are not guarantees of performance and are subject to significant risks and uncertainty. These forward-looking statements should, therefore, be considered in light of various important factors, including those set forth in Majesco’s reports that it files from time to time with the Securities and Exchange Commission (SEC) and which you should review, including those statements under “Item 1A – Risk Factors” in Majesco’s Annual Report on Form 10-K for the fiscal year ended March 31, 2016 filed with the SEC on May 23, 2016 as amended.

Important factors that could cause actual results to differ materially from those described in forward-looking statements contained in this press release include, but are not limited to: integration risks; changes in economic conditions, political conditions, trade protection measures, licensing requirements and tax matters; technology development risks; intellectual property rights risks; competition risks; additional scrutiny and increased expenses as a result of being a public company; the financial condition, financing requirements, prospects and cash flow of Majesco; loss of strategic relationships; changes in laws or regulations affecting the insurance industry in particular; restrictions on immigration; the ability and cost of retaining and recruiting key personnel; the ability to attract new clients and retain them and the risk of loss of large customers; continued compliance with evolving laws; customer data and cybersecurity risk; and Majesco’s ability to raise capital to fund future growth.

These forward-looking statements should not be relied upon as predictions of future events and Majesco cannot assure you that the events or circumstances discussed or reflected in these statements will be achieved or will occur. If such forward-looking statements prove to be inaccurate, the inaccuracy may be material. You should not regard these statements as a representation or warranty by Majesco or any other person that we will achieve our objectives and plans in any specified timeframe, or at all. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this presentation. Majesco disclaims any obligation to publicly update or release any revisions to these forward-looking statements, whether as a result of new information, future events or otherwise, after the date of this press release or to reflect the occurrence of unanticipated events, except as required by law.

Majesco Contacts:

Corporate Contact	Investor & Media Contact
Ann Massey	SM Berger & Co
SVP-Finance	Andrew Berger
(973) 461-5190	(216) 464-6400
ann.massey@majesco.com	andrew@smberger.com

Majesco and Subsidiaries

Consolidated Statements of Operations (Unaudited)
(All amounts are in thousands of US Dollars except per share data and as stated otherwise)

	Three Months ended March 31, 2017	Three Months ended March 31, 2016	Twelve Months ended March 31, 2017	Twelve Months ended March 31, 2016
Revenue	$28,156	$32,306	$121,768	$113,302
Cost of revenue	14,760	17,880	63,461	62,832
Gross profit	$13,396	$14,426	$58,307	$50,470

Operating expenses
Research and development expenses	$4,225	$4,634	$17,236	$16,267
Selling, general and administrative expenses	9,439	10,521	41,309	38,205
Restructuring costs	-	-	-	465
Total operating expenses	$13,666	$15,155	$58,546	$54,936
Income/(Loss) from operations	$(267)	$(730)	$(239)	$(4,466)
Interest income	14	11	41	24
Interest expense	(127)	(355)	(612)	(596)
Other income (expenses),net	(238)	(64)	(15)	289
Income /(Loss) before provision for income taxes	$(618)	$(1,137)	$(825)	$(4,749)
(Benefit)/Provision for income taxes	181	402	97	(1,186)
Net Income/(Loss)	$(799)	$(1,538)	$(922)	$(3,562)

Earnings (Loss) per share:
Basic	$(0.02)	$(0.04)	$(0.02)	$(0.10)
Diluted	$(0.02)	$(0.04)	$(0.02)	$(0.10)

Weighted average number of common shares outstanding

Basic	36,498,141	36,451,357	36,477,774	35,054,518

Diluted	36,498,141	36,451,357	36,477,774	35,054,518

Majesco and Subsidiaries

Consolidated Balance Sheets (Unaudited)

(All amounts are in thousands of U.S. Dollars except per share data and as stated otherwise)

	March 31, 2017	March 31, 2016
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$11,635	$5,520
Short term investments	829	634
Restricted cash	53	257
Accounts receivables, net	12,489	22,503
Unbilled accounts receivable	8,563	7,379
Deferred income tax assets	2,018	1,847
Prepaid expenses and other current assets	5,961	6,195
Total current assets	41,548	44,335
Property and equipment, net	3,659	3,462
Intangible assets, net	8,708	10,483
Deferred income tax assets	3,856	3,586
Other assets	289	480
Goodwill	32,216	32,275
Total Assets	$90,276	$94,621

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES
Capital lease obligation	$310	$159
Loan from bank	2,561	6,951
Accounts payable	2,923	3,659
Accrued expenses and other liabilities	15,173	16,701
Deferred revenue	10,982	11,200
Total current liabilities	31,949	38,670
Capital lease obligation, net of current portion	288	120
Term loan - bank	10,000	6,800
Other	2,190	3,474
Total Liabilities	$44,427	$49,064

Commitments and contingencies

STOCKHOLDERS’ EQUITY
Preferred stock, par value $0.002 per share – 50,000,000 shares authorized as of March 31, 2017 and 50,000,000 as of March 31, 2016, NIL shares issued and outstanding as of March 31, 2017 and March 31, 2016	-	-
Common stock, par value $0.002 per share – 450,000,000 shares authorized as of March 31, 2017 and 450,000,000 as of March 31, 2016, 36,508,203 shares issued and outstanding as of March 31, 2017 and 36,451,357 as of March 31, 2016	$73	$73
Additional paid-in capital	71,343	69,505
Accumulated deficit	(25,281)	(24,360)
Accumulated other comprehensive income	(286)	339
Total equity of common stockholder	45,849	45,557
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$90,276	$94,621

Majesco and Subsidiaries

Reconciliation of U.S. GAAP Net Income to EBITDA and Adjusted EBITDA

(Unaudited)

	Three Months Ended March 31,		Twelve Months Ended March 31,
(U.S. dollars; in thousands):	2017	2016	2017	2016
Net Income (Loss)	$(799)	$(1,538)	$(922)	$(3,562)

Add:
Provision (benefit) for income taxes	181	402	97	(1,187)
Depreciation and amortization	1,254	898	4,720	3,843

Interest expense	127	355	612	596

Less:

Interest income	(14)	(11)	(41)	(24)
Other income (expenses), net	237	64	15	(289)
EBITDA	$986	$168	$4,481	$(624)

Add:

Stock based compensation	618	244	1,578	748
Reorganization Costs (1)	-	-	-	465
Adjusted EBITDA	$1,604	$412	$6,059	$589

Revenue	28,156	32,306	121,768	113,302
Adjusted EBITDA as a % of Revenue	5.70%	1.28%	4.98%	0.52%

Majesco and Subsidiaries

Reconciliation of Selected U.S. GAAP Measures to Non-U.S. GAAP Measures

(Unaudited)

	Three Months Ended March 31,		Twelve Months Ended March 31,
(U.S. dollars; in thousands):	2017	2016	2017	2016
Net Income (Loss)	$(799)	$(1,538)	$(922)	$(3,562)

Reorganization Costs (1)	-	-	-	465
Total One-Time Costs	$-	-	$-	465
Adjusted Net Income	$(799)	(1,538)	$(922)	(3,097)

Adjusted Earnings (Loss) per Common Share:
Basic	$(0.02)	$(0.04)	$(0.02)	$(0.09)

Diluted	$(0.02)	$(0.04)	$(0.02)	$(0.09)

(1)Costs related to the merger with Cover-All Technologies and the listing of the Majesco common stock on the NYSE-MKT in connection with the merger.